Exhibit n.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Senior Securities” and “Experts” and to the use of our reports (a) dated February 26, 2007 with respect to the consolidated financial statements as of and for each of the three years in the period ended December 31, 2006, including the consolidated schedules of investments, and consolidated financial highlights for each of the five years ended December 31, 2006, (b) dated April 30, 2007 with respect to the consolidated financial statements as of and for the three-month period ended March 31, 2007, including the consolidated schedule of investments, and consolidated financial highlights, and (c) dated April 26, 2007, with respect to the senior securities table of MCG Capital Corporation, in the Registration Statement (Form N-2 No. 333-142440) and related Prospectus of MCG Capital Corporation for the registration of 35,000,000 shares of its common stock.

McLean, Virginia

June 28, 2007